Exhibit (p)(2)

HSBC Global Asset Management (USA) Inc. ("AMUS")
Code of Ethics Policy & Procedures
Version 11
January 2025

No part of this publication may be reproduced, stored in a retrieval system, or transmitted, on any form or by any means, electronic, mechanical, photocopying, recording, or otherwise, without the prior written permission HSBC Global Asset Management (USA) Inc.

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Table of Contents

1	Introduction		5
	1.1	Purpose and Scope	5
		1.1.1. Supervised Persons	5
		1.1.2. Access Persons	5
	1.2	Relationship to Other Procedures	6
	1.3	Definitions and Abbreviations	6
	1.4	Roles and Responsibilities – Areas Impacted	10
	1.5	Retention and Change Management	10
	1.6	Reporting	10
	1.7	Dispensation	10
	1.8	Governing Documents	10
2	Standards of Conduct		12
	2.1	Conflicts of Interest	12
	2.2	General Principles	12
3	Compliance with Securities Laws		14
4	Protection of Material Non-Public Information		15
	4.1	Confidential Client Information	15
	4.2	Material Non-Public Information	15
5	Personal Securities Holdings		16
	5.1	Reportable Securities	16
	5.2	Exempt Securities	16
	5.3	Covered Accounts	17
		5.3.1. “Related Person Accounts”	17
		5.3.2. Health Savings Account (HSA) Program	17
		5.3.3. HSBC Group Securities and Share Schemes	18
		5.3.4. International Accounts	18
	5.4	Exempt Accounts	18
	5.5	Approved Broker-Dealer Requirement	19
		5.5.1. Declaring your association with HSBC	19
		5.5.2. Discretionary (“Managed”) Accounts	19
	5.6	Disclosure of Covered Accounts	20
		5.6.1. Duplicate Statements and Trade Confirmations	20
		5.6.2. Employee Conduct Activities (ECA) Platform	21
6	Restrictions on Personal Investing Activities		22
	6.1	Personal Trade Pre-Clearance Procedures	22
		6.1.1. Transactions in Exempt Securities	22
		6.1.2. Transactions in Exempt Accounts	23
	6.2	Prohibited Transactions and Investments	23
	6.3	30 Day Speculative Dealing and Holding Period (30 Day Rule)	23
	6.4	Black Out Period	24
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	6.5	Trading in HSBC Group Securities	24
	6.6	Arrangements with Brokers	25
	6.7	Unreasonable Trading	25
	6.8	Receiving Credit or Special Facilities	25
	6.9	Transactions Likely to Cause Conflict of Interest with Duties to Clients	25
		6.9.1. AMUS Global Credit Research Fixed Income Trading Prohibition	25
	6.10	Procuring Other Persons to Trade	25
	6.11	Transactions with Clients	26
	6.12	Transactions in Securities Having an HSBC Group Involvement	26
	6.13	Transactions in “Cryptocurrencies”	26
	6.14	Other Laws, Rules, and Statements of Policy	26
7	Periodic Reporting of Personal Securities Holdings		27
	7.1	Initial Holdings Reports	27
	7.2	Annual Holdings Reports	27
	7.3	Quarterly Transaction Reports	27
8	Outside Business Activities and Private Investments		28
	8.1	Outside Business Activities	28
	8.2	Private Investments	28
9	Gifts, Entertainment and Charitable Giving		30
		9.1.1. Standards	30
		9.1.2. Policy	30
10	Administration of the Code of Ethics		32
	10.1	Personal Account Dealing Regulatory Compliance	32
	10.2	AMUS Regulatory Compliance Reviews	32
	10.3	Code of Ethics Acknowledgement	32
	10.4	Training	32
	10.5	Investment Company Act Reporting	33
11	Violations of the Code		34
	11.1	Confidentiality	34
	11.2	Types of Reporting	34
	11.3	Apparent Violations	34
	11.4	Retaliation	34
	11.5	Breach Handling	34
	11.6	Sanctions	35
12	Contact Information		36
	12.1	AMUS Regulatory Compliance (RC)	36
	12.2	AMUS Financial Crime Compliance (FCC)	36
	12.3	Personal Account Dealing Regulatory Compliance	36
13	Revision History		37
14	Document Control		42
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14.1	Owner’s Organizational Hierarchy	42
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1	Introduction

HSBC Global Asset Management (USA) Inc. (“AMUS”) is an investment adviser registered with the United States Securities and Exchange Commission (“SEC”) to engage in investment advisory business with U.S. investors, and to provide investment advisory services to SEC Registered Investment Companies (“RIC”), i.e. U.S. Mutual Funds: the HSBC Funds.

SEC Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940 (the "Advisers Act"), as amended, requires all registered investment advisers to establish, maintain and enforce a written code of ethics that sets forth standards of business conduct and that require compliance with Federal Securities laws. This document contains the AMUS Code of Ethics Policy and Procedures (the “Code”) for AMUS and its Access Persons (defined). The Code is based on the principle that AMUS and its officers, directors, and employees have a fiduciary duty to place the interests of clients first and to conduct all personal securities transactions in accordance with the requirements of the Code, in compliance with federal securities laws and in a manner that avoids actual or potential conflicts of interest and does not otherwise take inappropriate advantage of a client relationship or abuse a position of trust and responsibility in respect of a client. The Code is supplementary to Access Persons’ obligations to comply with HSBC Group and AMUS policies and procedures, as applicable.

1.1	Purpose and Scope

This Code applies to all Access Persons of AMUS (defined below).

1.1.1.	Supervised Persons

AMUS’s supervised persons includes any employees, partners, officers, directors (or other persons occupying a similar status or performing similar functions) as well as any other persons that provide advice on the investment adviser’s behalf and are subject to the investment adviser’s supervision and control.

1.1.2.	Access Persons

An Access Person is a supervised person who has access to non-public information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. A supervised person who has access to non-public information regarding the portfolio holdings of any reportable fund (i.e. HSBC Funds) is also an Access Person.

The following personnel are considered Access Persons and therefore subject to the Code:

1.	All employees, officers, directors of AMUS (including outside directors), and their personal assistants/secretaries.

2.	All functional staff belonging to the following departments supporting AMUS with access to AMUS non-public information:
a.	Regulatory Compliance
b.	Financial Crime Compliance
c.	IT
d.	Legal
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3.	Staff belonging to Global Service Centers (GSC) and Centers of Excellence (COE) supporting AMUS with access to AMUS non-public information, as applicable[1]

4.	All consultants, contingent workers, and secondees assigned to AMUS for 30 days or more.

5.	Any other HSBC employee who has access to non-public information regarding clients' purchase or sale of securities, or is involved in making securities recommendations to clients or who has access to such recommendations that are non-public, or who has access to non-public information regarding the portfolio holdings of any reportable fund, and who is informed by AMUS Regulatory Compliance (“AMUS RC”) that he or she is an Access Person.

Personnel who are not supervised by the AMUS are not considered Access Persons and are excluded from the requirements of the Code.

1.2	Relationship to Other Procedures

This procedure is one part of a multi-part workflow. The processes that precede and follow this procedure, as applicable, are identified in the following table.

Prerequisite Procedure Title	Owner	Location
AMUS Compliance Manual	AMUS Compliance	T:\AMG\Special\AMUS\Compliance_GeneralInfo
AMUS Conflicts of Interest Policy	AMUS Business Management	AMUS Conflicts of Interest - All Documents (global.hsbc)
1.3	Definitions and Abbreviations
1.	Access Person: An Access Person is a Supervised Person who has access to non-public information regarding clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. A supervised person who has access to non-public information regarding the portfolio holdings of affiliated mutual funds (i.e. HSBC Funds) is also an Access Person. Please refer to Section 1.1 for more detail.

2.	Advisory Client: Any client (including mutual funds, closed-end funds, and managed accounts) for which AMUS serves as an investment adviser, sub-adviser, and renders investment advice or makes investment decisions.

3.	AMUS: HSBC Global Asset Management (USA) Inc.

4.	Beneficial Ownership: Any interest in a security for which an Access Person or any member of his or her immediate family sharing the same household can directly or indirectly receive a monetary (“pecuniary”) benefit. The term shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Accordingly, a person will generally be considered the beneficial owner of a security if that

1 Certain members of these populations may also be considered Access Persons of other RIAs that are under common control with AMUS as these members may have access to certain non-public information regarding mutual funds that AMUS advises. Nonetheless, these members will be subject to the AMUS Code of Ethics only. AMUS will make periodic reports to the other referenced RIAs as necessary if there are any issues identified by AMUS with respect to these individuals.

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person has the right to enjoy a direct or indirect economic benefit from the ownership of the security. For example, a person is normally regarded as the beneficial owner of securities held in (a) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household, (b) a trust, estate, or other account in which he or she has a present or future interest in the income, principal or right to obtain title to the securities, or (c) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

5.	Block chain: distributed ledger technology, which enables recordkeeping of shared information by multiple parties without any one party having to trust any other party’s record keeping integrity. A block chain is a shared, immutable and continuously reconciled ledger that is hosted by many users in many different locations. Each “block” of information is stored in every link of the “chain”. A well-known application of block chain is cryptocurrency.

6.	The Code: The AMUS Code of Ethics Policy and Procedures.

7.	“Concentrated” Funds: Any open-end mutual fund containing a security that comprises 20% or more of its total value.

8.	Covered Security: A security for which pre-clearance is required to be submitted prior to executing

9.	Covered Worker (or “US PAD Covered Worker”): Are divided into two distinct groups: 1) Regulated Covered Workers and 2) Non-Regulated Covered Workers. If you are an: a) FINRA Registered Person, b) FINRA Non-Registered Associated Person (NRAP), c) Wealth Management Access Person, d) AMUS Access Person, e) OCC 12 CFR 9 Fiduciary Investment Officer or f) SWAP Associated Person/Principal of the CFTC or SEC Swap Dealer, you are a Regulated Covered Worker. If you are not one of the above you are, a Non-Regulated Covered Worker.

10.	Cryptocurrency: (see also “virtual currency”) A form of virtual currency that uses block chain technology and is operated on a decentralized network of computers. Cryptocurrencies are generally not issued by any government or central authority. The term is derived from the encryption techniques that are used to secure the network, and is often used interchangeably with “crypto coin”, “crypto asset”, “virtual currency”, “altcoin”, “bitcoin” and “token”, although their meanings vary.

11.	ECA: Employee Conduct Activity platform: The web-based platform used to facilitate outside business activity and trade association disclosure and supervisory approval.

12.	Federal Securities laws: Includes the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Sarbanes-Oxley Act of 2002; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the U.S. Securities and Exchange Commission (the "SEC") under any of these statutes; the Bank Secrecy Act as it applies to funds and investment adviser; and any rules adopted thereunder by the Commission or the Department of Treasury.

13.	FIM: Functional Instruction Manual. These are HSBC’s global function and global business policies and procedures, which define the minimum control requirements that must be adopted throughout the Group.
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14.	Fund: Any Advisory Client that is registered as an investment company under the Investment Company Act of 1940.

15.	Group: HSBC Holdings plc and its subsidiaries, collectively.

16.	HSBC Group Securities: Any Securities (and related investments in Securities) issued by any member of the HSBC Group, together with ADRs, Warrants, Options and other derivatives.

17.	Immediate Family: The term shall be interpreted in the same manner as it would be under Rule 16a-1(e) of the 1934 Act. Accordingly, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

18.	Investment Personnel: Any AMUS employee who in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Advisory Clients.

19.	Outside Director: Any AMUS Board director who is not employed by AMUS. An Outside Director will be considered a statutory Access Person of AMUS.

Generally, non-employee directors would not have access to (1) non-public information regarding any clients' purchase or sale of securities; (2) non-public information regarding the portfolio holdings of any reportable fund nor are they involved in making securities recommendations to clients; or (3) have access to any such research or investment recommendations that are non-public.

However, since providing investment advice is AMUS’s primary business, the rule states that “all of your directors, officers and partners are presumed to be access persons.” As such, all directors, including non-employee directors, are presumed to be Access Persons and thus are subject to the requirements of 204A-1.

20.	PAD: Personal Account Dealing

21.	Personal Account Dealing System: Any web-based platform designated for use by Covered Workers to facilitate personal trade requests and supervisory approvals, and other employee disclosures.

22.	Related Person: (a) the spouse or legal equivalent of the US PAD Covered Worker, (b) a child of the Regulated Covered Worker or of the Regulated Covered Worker’s spouse, provided that the child resides in the same household as, or is financially dependent upon, the Regulated Covered Worker, (c) any other related individual over whose account the Regulated Covered Worker has control; or (d) any other individual over whose account the Regulated Covered Worker has control and to whose financial support the employee materially contributes.

23.	Reportable Security: A security as defined in section 202(a)(18) of the Securities Act of 1933, except that it does not include: (i) Direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Shares issued by open-end funds other than (a) Reportable Funds, (b) exchanged traded funds (ETF) and (c) “concentrated” funds[2]; and (v) Shares issued by unit investment trusts

2 The Code treats exchange traded funds (ETF) and “concentrated” open-end funds as Reportable Securities that must be pre-cleared. See Section 5.2 for more information.

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that are invested exclusively in one or more open-end funds, none of which are reportable funds.

24.	Reportable Fund: (i) Any fund for which you serve as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases you must be approved by the fund's board of directors before you can serve); or (ii) Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

25.	Security: Shall be interpreted in the same manner as it would be under Section 202(a)(18) of the Securities Act of 1933. Accordingly, any note, stock, treasury stock, share of open-or closed-end investment company including ETFs, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security. For purposes of this Code, the term Security does not include: Securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are considered Securities.

26.	Supervised Person: Any employees, partners, officers, directors (or other persons occupying a similar status or performing similar functions) as well as any other persons that provide advice on the investment adviser’s behalf and are subject to the investment adviser’s supervision and control.

27.	Token: a form of block chain-based cryptocurrency. Tokens are programmable assets that are often designed to be used on a proprietary platform, but may also be held or traded like other cryptocurrency. Tokens are usually created and given out through an “Initial Coin Offering” (ICO), much like a stock offering.

28.	US PAD Team: US Personal Account Dealing Team who administers the US PAD Policy and PAD System designated for US Covered Workers.

29.	Virtual Currency: A digital representation of value that can be electronically traded and functions as a medium of exchange, a unit of account or a store of value, but that generally does not have legal tender status in any jurisdiction. Virtual currency is generally not issued or guaranteed by any government or country and fulfills the above functions only by agreement within the community of users of the virtual currency. Virtual currency is distinct from “fiat” currency, “electronic money” and “e-money”. With respect to U.S. securities laws, if a virtual
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currency has functions or features in addition to/other than being a medium of exchange or store of value, it could be a “security” under certain circumstances.[3]
1.4	Roles and Responsibilities – Areas Impacted

The names and/or departments listed in the following table all have some responsibility related to this procedure. Whenever this procedure is changed, these names and departments need to be informed.

Department / Team
All Access Persons of AMUS
AMUS Compliance
Personal Account Dealing Regulatory Compliance
1.5	Retention and Change Management

AMUS Compliance is responsible for maintaining version series, requests for changes, other supporting documentation, and approvals of this procedure.

The owner of this procedure is responsible for the retention of this version for a period of seven years from cancellation or revision as outlined in the Group Standards Manual.

1.6	Reporting

The Code of Ethics Policy will be part of a comprehensive list of all approved AMUS Compliance procedures.

1.7	Dispensation

This Code of Ethics Policy is under the authority of AMUS Compliance. Management expects all Access Persons to comply with it. If an Access Person should wish to seek an exception from Code of Ethics Policy, the Access Person seeking an exception shall formally request a dispensation in writing. AMUS Compliance shall review and grant any dispensations on a case-by-case basis, if warranted.

1.8	Governing Documents

Where applicable, all documents that govern this procedure or provide guidance to this documented process are to be listed in this section. This includes the Functional Instruction Manuals (FIM), Desk Instruction Manuals (DIM), Business Instruction Manuals (BIM), particular policies or standards, and internal or external regulations.

3 The term “security” includes an “investment contract” as well as other instruments. The Howey Test refers to the U.S. Supreme Court case for determining whether a transaction qualifies as an "investment contract," and therefore would be considered a security and subject to disclosure and registration requirements under U.S. securities laws. The test applies to any contract, scheme, or transaction. If transactions qualify as "investment contracts”, those transactions are considered securities and would therefore be subject to U.S. securities laws. Certain cryptocurrencies and initial coin offerings (ICOs) may be found to meet the definition of an "investment contract" under the Howey Test. (see SEC.gov | Framework for “Investment Contract” Analysis of Digital Assets)

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The following documents provide guidance or detail requirements related to this procedure. This procedure adheres to all the pertinent specifics outlines in these documents.

Title	Section/ Ref #	Location
Investment Advisers Act of 1940	204A-1	CFR 275.204A-1
Investment Company Act of 1940	17j-1	CFR 270.17j-1
AMUS Compliance Manual		T:\AMG\Special\AMUS\Compliance_GeneralInfo
Global Principles, Policies and Procedures
➢ Non-Financial Risk Policies
Regulatory Compliance, Conflicts of Interest		HSBC Home > Global Policies and Procedures
Regulatory Compliance, Market Abuse		HSBC Home > Global Policies and Procedures
Regulatory Compliance, Information Barriers and Need to Know Requirements		HSBC Home > Global Policies and Procedures
Financial Crime, Global Financial Crime Policy; Appendices: Global Financial Crime Policy Standards		HSBC Home > Global Policies and Procedures
➢ Global Business Procedures
WPB, Asset Management, Regulatory Compliance, Control of Information		HSBC Home > Global Policies and Procedures
➢ Cross-GB/GF Procedures
Regulatory Compliance, Personal Conflicts, Outside Activities and Personal Account Dealing		HSBC Home > Global Policies and Procedures
Regulatory Compliance, Appendices, Geography Specific Requirements		HSBC Home > Global Policies and Procedures
Regulatory Compliance, Guidance, Line Manager Guidance		HSBC Home > Global Policies and Procedures
HR, Mandatory HR First Line Procedures, Managing, Employee recognition and personal conduct procedure; Managing Personal Conduct Cases (PCC)		HSBC Home > Global Policies and Procedures HR Direct > Managing Personal Conduct Cases (PCC)
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2	Standards of Conduct

All Access Persons are responsible for, and have agreed to, as a requirement of their employment with and identification as an Access Person of AMUS, to be familiar with, and comply with the Code. In addition, Access Persons are expected to be familiar with and comply with HSBC Group and AMUS policies and procedures as they apply to the business function(s) they engage in. Furthermore, Access Persons have a fiduciary obligation to act in the best interest of the client at all times. To that end, AMUS requires Access Persons to conduct all business dealings in an ethical fashion and to abide by not only the technical requirements of the Code, but also to the spirit in which it is intended. When in doubt, Access Persons should seek advice from supervisors or other appropriate personnel, or the Compliance Department.

2.1	Conflicts of Interest

When dealing with investment advisory clients and services, Access Persons should fully disclose all material facts concerning any conflicts of interest that exist or arise. A conflict of interest may arise when a person or firm has an incentive to serve one interest at the expense of another interest or obligation. Examples of conflicts may include acting on an investment opportunity for oneself instead of the client, or accepting a gift, entertainment, or other advantage that could influence an investment decision.

2.2	General Principles

Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions

●	Access Persons must not deal, relay or procure, advise or cause any other person to deal, in any investment in relation to which he/she has acquired unpublished price sensitive information, or in any investments related thereto.
●	Access Persons must not deal, or procure, advise, or cause any other person to deal, on the basis of confidential information that is in his or her possession as a result of his or her employment with AMUS.
●	Access Persons must not engage in front running (trading ahead of) a non-executed working customer order;
●	Access Persons must not engage in front running (trading ahead of) the publication of a research report; and,
●	Access Persons must not collude with others for the purpose of creating trading volume/price movement.
●	Access Persons must not deal in circumstances that present or may present a conflict of interest with AMUS' clients.
●	Access Persons must not deal if such dealing could potentially commit the employee to a financial liability which could not easily be met from readily available funds or which over-extends the employee's financial resources.
●	Access Persons must not deal if such dealing could adversely affect the employee's financial
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stability, good standing, reputation or best interests of AMUS or the HSBC Group.
●	Access Persons must not deal in circumstances that affect his or her duties to AMUS.
●	Access Persons must observe the spirit of these principles and any applicable regulatory requirements or legislation.
●	Access Persons who have knowledge of a violation of the Code must immediately report the matter, anonymously or directly to a Compliance Officer or member of the local management committee and ultimately to the Chief Compliance Officer. AMUS will confidentially investigate all such reports as possible. Adverse action will not be taken against an employee because he or she, in good faith, reports or participates in the investigation of a violation of this policy. Failure to report a violation of the Code pursuant to this policy may result in disciplinary action, up to and including discharge.
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3	Compliance with Securities Laws

Access Persons are required to abide by all applicable U.S. federal securities laws. Policies concerning these securities laws are discussed in other manuals and guides published by AMUS. Among other restrictions, Access Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client to:

●	Defraud a client in any manner
●	Mislead a client, including by making any statement that omits material facts
●	Engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit on a client
●	Engage in any manipulative practice with respect to a client
●	Engage in any manipulative practice with respect to securities, including market- or price-manipulation
●	Favor the interests of one client over another client
●	Engage in front running, and/or profit personally, directly or indirectly, as a result of knowledge about a security or a transaction
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4	Protection of Material Non-Public Information
4.1	Confidential Client Information

In the course of normal business activities, Access Persons may receive confidential information concerning clients and potential clients. To maintain client confidence and trust, this information must be handled with integrity and discretion. As a general rule, confidential information pertaining to a client of AMUS should never be communicated to anyone other than the authorized individual(s) of AMUS who need to know, and where appropriate, to the participants involved in a specific transaction.

A judgment concerning who needs to know about particular client information depends on the facts and circumstances, and should be discussed by the Access Person with his or her supervisor or the Compliance Department as appropriate. Examples of persons within AMUS who may need to know include senior management and compliance staff. In the event confidential client information is communicated, the recipient of the information should be advised of its confidential nature, that it is given solely for the purpose of fulfilling his or her responsibilities with the client, and that it is not to be disclosed in any other form to any other person.

4.2	Material Non-Public Information

In accordance with insider trading laws, SEC rules, and HSBC Group and AMUS policies and procedures, Access Persons may not transact in a security while in the possession of material non-public information about the security. Additionally, Access Persons may not disseminate or tip such information to others who may trade the security. Material non-public information includes any information that a reasonable investor would consider in making an investment decision. Non-public information is information that has not been disseminated in a manner that would make it generally available to investors. An Access Person who has reason to believe that he or she, or a customer, is in possession of material non-public, or non-public information should contact the AMUS Compliance Department immediately, prior to taking any action.

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5	Personal Securities Holdings

All personal account dealing (PAD) activity must be conducted in consultation with the following:

●	Non-Financial Risk FIM, Regulatory Compliance, Conflicts of Interest,
●	Risk and Compliance Mandatory Procedures for Personal Conflicts, Outside Activities and Personal Account Dealing ("Mandatory Procedures"), and
●	relevant Geography Specific Requirements.

Holdings include those securities in which a Access Person has any direct or indirect Beneficial Ownership interest, as defined in this Code.

5.1	Reportable Securities

A reportable security is subject to the reporting requirements set forth under Section 7 of the Code. Reportable securities are:

(1)	Any Security, as defined in Section 1.3, except those listed in Section 5.2 – Exempt Securities;
(2)	Any Reportable Fund, as defined in Section 1.3;
(3)	Any other security required to be reported or pre-cleared by the Code or relevant US addenda to the Personal Account Dealing FIM (for avoidance of doubt, please consult your Compliance Department)
5.2	Exempt Securities

The Rule considers all securities to be Reportable Securities with the exception of the securities listed below. These securities are exempt from transactions and holdings reporting requirements set forth in Section 7 of this Code. Except for ETFs and “concentrated” open-end funds, these securities are also exempt from trade pre-clearance and holding period requirements set forth in Section 6 of this Code. However, trading activity in these securities must be conducted at one of the approved broker-dealers.

●	Direct obligations of the Government of the United States;
●	Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;
●	Shares issued by money market funds, including those advised by AMUS or its affiliates;
●	Shares issued by open-end funds[4] other than (a) Reportable Funds, (b) exchanged traded funds

4 The Commission excluded shares of open-end funds from the definition because, as compared to market-traded securities, they typically present little opportunity for the type of improper trading that the rule is intended to uncover.

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(ETF)[5] and (c) “concentrated” funds[6];
●	Shares issued by unit investment trusts (UIT) that are invested exclusively in one or more unaffiliated open-end funds.
5.3	Covered Accounts

This Code applies to any account belonging to a Access Person, member of their Immediate Family sharing the same household, or unrelated person in which a Access Person has Beneficial Ownership, and/or influence, discretion, or control, either directly or indirectly, over investments or investment decisions, including but not limited to: individual and joint accounts, partnerships, power of attorney, personal- or family-owned/operated business accounts, Individual Retirement Accounts (“IRA”) and other self-directed retirement accounts, trusts or estates in which the employee, as Trustee or Executor, exercises investment discretion, herein referred to as “Covered Accounts”.

Note: “Influence, discretion or control” means any account for which the employee, or the employee’s spouse or domestic partner or dependents subject to the Policy have an ability to prompt, induce or otherwise effect transactions in the account. “Influence, discretion or control” encompasses a wide variety of factual situations.

5.3.1.	“Related Person Accounts”

Access Persons must disclose all covered accounts, including those of your Related Persons, regardless of whether you have a direct beneficial interest in or direct/indirect control over such accounts.

An account held solely in the name of a member of the Access Person’s Immediate Family sharing the same household as the Access Person, whereby the independent account holder has an independent source of income or assets and in which the Access Person has no financial control, also referred to as an “Independent Account”, is subject to the provisions of this Code.

Access Persons and their Related Persons are required to maintain their self-directed (non-discretionary) accounts with an approved broker dealer, with limited exceptions. See Approved Broker-Dealer Requirement for details.

5.3.2.	Health Savings Account (HSA) Program

Employees who participate in HSBC’s Health Savings Account (HSA) Program may elect to open a self-directed investment account with UMB Financial Services if they maintain a balance in their HSA savings account in excess of $1,000. These investment accounts are exempt from

5 In a ‘No-Action Letter’ dated November 30, 2004, the Commission states open-end ETF shares are excluded from the definition of Reportable Securities under Rule 204A-1(e)(10)(iv) because they are shares issued by an open-end fund, while UIT ETF shares are Reportable Securities because UITs are not open-end funds. The Commission also notes that trading in open-end ETF shares presents the same opportunity for conflicts of interest as trading in UIT ETF shares because both types of shares are purchased and sold in the secondary market at a negotiated price, unlike traditional open-end funds. As such, AMUS treats all ETF shares (including open-end ETF shares) as Reportable Securities, as recommended by the Commission, and requires Access Persons to pre-clear trades in all ETF shares. (National Compliance Service: No-Action Letter / November 30, 2005 (sec.gov))

6 Rule 204A-1(e)(10)(iv) under the Advisers Act excludes "shares issued by open-end funds" from the definition of Reportable Securities. As such they are exempt from the reporting requirements described in Section 7 of this Policy. However, the Compliance PAD FIM and Mandatory Procedures requires Covered Workers (including AMUS Access Persons) to pre-clear trades in “concentrated” open-end mutual funds (defined).

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disclosure and reporting requirements of the Code, as the plan only permits investing in unaffiliated open-end mutual funds.

If an employee elects to open an HSA plan outside of HSBC’s HSA Program, any self-directed investment account opened in connection with such a plan at a broker other than UMB Financial Services is subject to all requirements as applicable in this Code and Group policy.

5.3.3.	HSBC Group Securities and Share Schemes

Employees participating in any of HSBC’s Group share plans (e.g. ShareMatch, UK Sharesave, Deferred Share Awards, MRT Share Awards) should refer to the Mandatory Procedures and Geography Specific Requirements for disclosure and reporting requirements.

Should you have any further questions, please contact AMUS Compliance.

5.3.4.	International Accounts

AMUS Access Persons may continue to hold accounts with non-US institutions held prior to becoming a US Covered Worker, provided:

●	The existing account is disclosed in accordance with the provision of this Code;
●	All transactions are executed in accordance with the provisions of this Code;
●	Copies of periodic statements are forwarded to the US PAD team by the Access Person;
●	If statements are in a language other than English, the Access Person is responsible for providing an English language translation; and
●	U.S. listed securities may not be traded or held in the account.
●	New accounts with a non-US broker are not established without written permission from the US PAD Team. Failure to comply will result in a breach and account closure.
5.4	Exempt Accounts

The following types of accounts are exempt or excluded from the provisions of this Code, with the exception of certain disclosure requirements outlined below:

●	401(k) and 403(b) retirement plan accounts that only holds open-end mutual funds (other than exchange traded funds)
●	Accounts held directly at mutual fund companies (mutual fund only accounts)
●	Accounts held directly at 529 college savings plans
●	Variable annuity contracts;
●	Accounts opened with Treasury Direct;
●	Annuities, traditional CDs, checking and savings accounts provided the accounts do not allow for the execution of securities transactions;
●	Company sponsored stock purchase plan accounts where company stock is the only asset that can be held in the account;
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●	Dividend Reinvestment Plan accounts (DRIP’s);
●	Transactions elected pursuant to an automatic investment plan, including purchases of shares of open-end investment companies advised by AMUS through automatic payroll deduction.
●	Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.
●	Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

On a case-by-case basis when no abuse is involved a Compliance Officer may exempt a specific transaction from certain provisions of the Code except the provisions set forth under Sections 5.6 and 7.

5.5	Approved Broker-Dealer Requirement

HSBC’s Geography-Specific Requirements requires US Covered Workers and their Related Persons to maintain their self-directed (non-discretionary) covered accounts with one of the following approved designated brokers:

HSBC Securities (USA) Inc.	Ameriprise	Charles Schwab
CitiGroup	E*Trade	Fidelity Investments
Interactive Brokers	JP Morgan Chase Wealth Mgmt	JP Morgan Private Bank
JP Morgan Securities	LPL Financial	Merrill Lynch
Morgan Stanley	Raymond James	RBC
TD Ameritrade	UBS	Vanguard Brokerage Services
5.5.1.	Declaring your association with HSBC

When opening an account with one of the above Designated Broker Dealers, the account owner - whether a Covered Worker or Related Person - MUST disclose their association with HSBC. In doing so, the account will be included in the automated feed of trading activity sent to HSBC. You must disclose your accounts on the relevant Personal Account Dealing System promptly after one of the above Designated Broker Dealers gives you an Account Number.

5.5.2.	Discretionary (“Managed”) Accounts

You can maintain Discretionary or “Managed” accounts at any firm, provided:

a.	A registered investment adviser manages the account on a discretionary basis;
b.	No communication passes between the investment adviser and the employee or their Related Person(s) about specific investments;
c.	The advisor will not accept unsolicited orders; and
d.	The employee provides the US PAD Team with a copy of the signed Managed Account Agreement for review and approval within 15 days of the request.
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In addition to maintaining a managed account, US PAD Operations has included the following robo-advisors as permissible.

Approved Robo-Advisors
ACORNs	Betterment	Ellevest
Fidelity Go	JP Morgan Automated Investing	Marcus @ Goldman
Morgan Stanley Access Investing	Nutmeg	Schwab Intelligent Portfolio
Titan	Wealth Simple

If you wish to invest in a robo-advisor type account that is not included in the list above, please contact the US PAD Operations Team.

5.6	Disclosure of Covered Accounts

New Access Persons are required to disclose all existing covered accounts via the appropriate Personal Account Dealing System within 10 days of becoming an Access Person, and must disclose all new covered accounts in the Personal Account Dealing system promptly after the Designated Broker gives you an account number.

The US PAD Team will consider exceptions to the requirement that Access Persons maintain self-directed accounts at a Designated Broker on a case-by-case basis. If an exception is not available, you will be required to close the account within 90 days of the final determination.

Employees should contact Compliance for guidance about Related Persons if they cannot deal in a manner consistent with this Code and related HSBC policies and procedures. An example of this could occur when an employee’s spouse works for another financial institution and is subject to their policies on personal account dealing.

5.6.1.	Duplicate Statements and Trade Confirmations

If you have, or choose to move, your brokerage accounts to any of the Designated Brokers, HSBC will add your account to the data feeds we receive, and you will not be required to provide statements and trade confirmations. If you have any brokerage accounts at a Non-Designated Broker, you will be directly responsible for uploading statements directly into the Personal Account Dealing System of record.

The Personal Account Dealing System is also used to facilitate:

●	Disclosure of personal securities accounts;
●	Disclosure of private investments/private securities transactions (PIs);
●	Disclosure of political contributions
●	Supervisory approval and Compliance review of trades and PIs; and
●	Attestation of disclosures and compliance with applicable policies.

Employees are required to disclose in the appropriate Personal Account Dealing System all accounts and PIs covered by the Policy immediately upon joining and throughout their employment with the Firm,

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including during the Annual Certification Process. Participation in these activities/investments cannot commence until supervisory approval is received and the disclosures reviewed by Compliance.

5.6.2.	Employee Conduct Activities (ECA) Platform

The ECA platform is a web-based platform specifically used to facilitate disclosure and approval of employees’ outside business activities (OBAs), personal connection conflicts, and trade associations (TA).

Employees are required to disclose in ECA all OBAs, Personal Conflicts, and TAs covered by the Policy immediately upon joining and throughout their employment with the Firm, including during any annual attestation process. Participation in these activities cannot commence until supervisory approval is received and the disclosures reviewed by Compliance.

Refer to Section 8.1 – Outside Business Activities for further detail.

Link to ECA: https://gfeu-x02.appiancloud.com/suite/sites/eca

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6	Restrictions on Personal Investing Activities
6.1	Personal Trade Pre-Clearance Procedures

Access Persons must submit pre-clearance requests for transactions in Reportable Securities, Reportable Funds, and any other type of investment the Code or PAD FIM requires (together, “covered securities”) in all self-directed (non-discretionary) accounts, and follow subsequent instructions received through the relevant Personal Account Dealing System. If instructed, the Access Person will await pre-approval from their supervisor and AMUS RC to trade covered securities in accounts for which they have Beneficial Ownership, including Related Person Accounts. Following pre-clearance, Access Persons may purchase or sell a covered security only if:

1.	Prior approval is obtained from the appropriate approver(s) via the relevant Personal Account Dealing System;
2.	The trade is executed by the close of business on the following business day after pre-approval is given; and
3.	Compliance Department and/or appropriate approver(s) have not rescinded such approval and have communicated the withdrawal of the approval prior to execution of the transaction.

Trade approval is only valid until close of business on the business day following approval (Approval day +1). Accordingly, GTC (good till cancelled) orders are prohibited. If a trade is not executed or is partially executed by the close of the following business day, a new pre-clearance request must be submitted.

Any authorized signatory (including the AMUS Compliance Officer) may, despite the procedure for pre-clearance outlined above, refuse to authorize any transaction or require that the number of transactions being undertaken by the Access Person be reduced if in his/her opinion, such transactions:

1.	Involve a security that is being purchased, sold, or under consideration by the Advisory Client, or presently held by the Advisory Client;
2.	The AMUS Chief Compliance Officer or delegate has deemed, in his or her best judgment, the Investment Personnel is or may be privy to material non-public information concerning the security;
3.	Affect the Access Person’s contribution to the work of the Access Person’s Department or placing undue burden on dealing staff for any other reason;
4.	Is otherwise prohibited under any internal policies of the Company

In the absence of an employee’s supervisor, the employee should contact AMUS Compliance to request an alternate approver.

Periodic discussions pertaining to asset allocation and the performance of the account are acceptable.

6.1.1.	Transactions in Exempt Securities

Transactions in Exempt Securities (defined) are excluded from pre-clearance requirements of the Code.

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6.1.2.	Transactions in Exempt Accounts

Transactions in Exempt Accounts (defined) are excluding from pre-clearance requirements of the Code.

6.2	Prohibited Transactions and Investments

The Code prohibits the following types of transactions and investments:

●	Short selling

●	Options trading, other than those being traded as a hedge against an existing long position in your portfolio

●	Establishing an Option / Futures position ≤ 30 calendar days of the expiration date of the contract

●	Investments made in connection with an Initial Public Offering (“IPO”) including those that are issued as part of an offshore public offering of a new issue

●	Investments made in connection with a Secondary Public Offering (follow-on offering) where HSBC acts in the capacity of underwriter

●	Trading in any derivative instrument of any HSBC Group security

●	Equity based ETF stripping

●	Participating in Initial Coin Offerings (“ICO”); purchase of virtual or cryptocurrency derivatives; participating in coin mining.

●	Trading fixed income securities under your sector/area of coverage (Global Credit Research only)
6.3	30 Day Speculative Dealing and Holding Period (30 Day Rule)

The 30 Day Rule shall be interpreted in the same manner as it would be under the U.S. Addendum to the Group Conflicts of Interest (including Personal Account Dealing) FIM. Access Persons must hold a covered security for at least 30 days before selling it (last-in, first-out), and not purchase a covered security for at least 30 days after selling it (last-out, first-in). For example, for execution of a buy order on 1 March 2018, the earliest possible execution of the sell order is 31 March 2018.

●	Dealing must be for normal investment reasons and short term speculative dealings are not permitted.

●	Exempt securities as defined in the Code are not subject to the 30-day hold period, but may be subject to other resale restrictions imposed as a condition of purchase (e.g. mutual fund frequent trading limitations).

●	A derivative transaction must not be used to circumvent the 30 Day Rule.

EMPLOYEES SHOULD CONSIDER THE HOLDING PERIOD REQUIREMENT WHEN FORMULATING AN INVESTMENT STRATEGY. EXCEPTIONS TO THE HOLDING PERIOD GENERALLY WILL NOT BE GRANTED DUE TO THE POOR MARKET PERFORMANCE OF A SECURITY AFTER IT IS TRADED.

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Exceptions to the 30 Day Rule will be considered on a case-by-case basis and may be granted under exceptional circumstances such as an unanticipated significant change in the personal financial circumstances of the employee. In addition, the employee has to provide reasonable proof that the transaction does not create a conflict of interest between his/her professional responsibilities and personal trading activity.

Requests for exceptions should be made in writing (via email) to the employee’s supervisor and to the AMUS Compliance Department. Under no circumstance should an employee sell or buy a Covered Security prior to the completion of the holding period without first obtaining written approval from both the employee’s supervisor and Chief Compliance Officer (or designee).

6.4	Black Out Period
1.	An Access Person may conduct personal transactions subject to the following condition:
a.	Access Persons are restricted from purchasing or selling a Covered Security (or related Security) on the same day and up to 3 days before and after that same Covered Security has been executed or is pending/under consideration for an Advisory Client.

b.	A review of any purchase or sale of any Covered Security or related Security by an Access Person transacted 7 days before or after a trade for an Advisory Client in the same or related Security will be conducted by AMUS Compliance to determine whether such transaction occurred independent of any trade for the Advisory Client.
2.	The blackout period is subject to the following exceptions:
a.	The blackout period shall not apply to any purchase or sale of a Security for any Advisory Client if such transaction was initiated by a client and is not an investment decision or recommendation.

b.	The blackout period shall not apply to transactions in equity Securities having a market capitalization in excess of $5 billion.

c.	The blackout period shall not apply to any purchase or sale of shares of open-end investment companies (except those advised by AMUS or its affiliates).

d.	In certain circumstances, with approval from a Compliance Officer, exceptions may be granted to the blackout period.
6.5	Trading in HSBC Group Securities

Unless classified as a “restricted person,” as defined by the Group Secretary, employees are permitted to invest in the securities of HSBC provided they do not have any material non-public information about HSBC. Transactions in the publicly traded securities of HSBC are subject to trade pre-clearance and holding period requirements as detailed in the Code. Employees may not execute a trade in any derivative instrument of any Group securities at any time (with the exception of employee option plans operated by the Group). This restriction includes, but is not limited to, the purchase or sale of equity option contracts.

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6.6	Arrangements with Brokers

Access Persons may not engage, and may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities of which a Access Person has, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

6.7	Unreasonable Trading

Access Persons must not undertake any transaction which:

1.	commits an Access Person to a financial liability which Access Person is not able to meet from readily available funds or otherwise which is not commensurate with, or over-extend, Access Person’s financial resources,

2.	may affect an Access Person’s good standing and reputation of that of AMUS or the HSBC Group; or

3.	reduces an Access Person’s contribution to the work of Access Person’s department and/or affects Access Person’s duties to AMUS or its Advisory Clients.

A Compliance Officer reserves the right, in any event, to require an employee to close out or reverse a transaction.

6.8	Receiving Credit or Special Facilities

Access Persons must not request or accept from a broker, any credit or special trading facilities in connection with a transaction.

6.9	Transactions Likely to Cause Conflict of Interest with Duties to Clients

Access Persons must disclose any conflict of interest that could influence their judgement or objectivity in conducting AMUS’s business activities. Access Persons must not trade in a Security at a time which an Access Person knows or could know, or in a manner likely to have, an adverse effect on the particular interests of any Advisory Client of AMUS.

Please refer to the AMUS Conflicts of Interest Policy.

6.9.1.	AMUS Global Credit Research Fixed Income Trading Prohibition

AMUS Global Credit Research staff are prohibited from buying and selling any fixed income Covered Securities that fall under their areas of coverage in their personal self-directed (non-discretionary) covered accounts. Personal account transactions in Equity/ETF securities that fall under their areas of coverage will be permitted, pursuant to all applicable policies and procedures.

Note: The “Black Out Period” rule and its exceptions still apply to all covered transactions, as set forth under Section 6.4 of the Code.

6.10	Procuring Other Persons to Trade

If you are precluded from trading under the procedures set out in the Code, you must not procure any other person to enter into such a transaction or communicate any information or opinion to another

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person if you know or have reason to believe that the other person will, as a result, enter into such a transaction or counsel or procure someone else to do so.

6.11	Transactions with Clients

Subject to the other provisions of the AMUS Compliance Manual and to the extent permitted under Federal Securities laws, an Access Person may not trade in Securities directly with any AMUS or HSBC Group client unless the client is a broker.

6.12	Transactions in Securities Having an HSBC Group Involvement

There may be instances where you will not be permitted to trade in certain Securities as a result of the involvement of an affiliated HSBC Group company in a particular transaction as noted on the share dealing restricted list – staff dealing restrictions. Accordingly, AMUS and the HSBC Group reserve the right to prohibit without explanation trading by Access Persons in order to prevent possible conflicts of interests and to comply with applicable law.

6.13	Transactions in “Cryptocurrencies”

The Code permits Access Persons to deal in cryptocurrencies for either “investment” or “household spending” purposes, consistent with the policy on cryptocurrencies set forth in the Mandatory Procedures.

Cryptocurrencies held as an investment is a Covered Investment subject to the “30-day rule” and pre-clearance; cryptocurrency used for household spending (e.g. as a form of payment, currency exchange, etc.) is not subject to the 30-day rule and pre-clearance. Access Persons must submit a pre-clearance request in Personal Account Dealing System prior to dealing in cryptocurrencies for investment purposes.

All Access Persons must disclose all accounts/wallets in Personal Account Dealing System as they would any brokerage account; new Access Persons must also disclose to AMUS Compliance when submitting their Initial Holdings and Account Disclosure. If your account does not have a unique account number assigned by the wallet/ broker, use your employee ID as the account number.

The Code prohibits Access Persons from participating in Initial Coin Offerings (“ICO”), purchasing any virtual or cryptocurrency derivatives, and participating in coin mining.

Failure to comply with these policies and procedures will result in a breach.

6.14	Other Laws, Rules, and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure adopted by AMUS, any Advisory Client that is a registered investment company and their affiliates or, where such law, rule, regulation policy or procedure governs the conduct of such Access Person.

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7	Periodic Reporting of Personal Securities Holdings

Pursuant to Rule 204A-1(b) of the Advisers Act, the Code requires each Access Person to submit reports as described below with respect to reportable securities and reportable funds in which such Access Person has any direct or indirect Beneficial Ownership. For avoidance of doubt, this includes any covered securities held outside of a brokerage, trust, custody, retirement or similar account (e.g. stocks held in certificate).

7.1	Initial Holdings Reports

The Code requires each Access Person to submit to the AMUS Chief Compliance Officer or designee a report of their current securities holdings at the time they become an Access Person.

The initial holdings report is required to be submitted no later than ten (10) calendar days after the person becomes an Access Person.

The initial holdings reports must be current as of a date not more than 45 days prior to the date the person becomes an Access Person.

7.2	Annual Holdings Reports

The Code requires each Access Person to submit to the AMUS Chief Compliance Officer or designee a report of their current securities holdings at least once each 12-month period after becoming an Access Person.

The annual holdings reports must be current as of a date not more than 45 days prior to the date the report is submitted.

To satisfy the requirement, access persons are asked to furnish holdings reports where not already electronically available, and to provide annual certification that they have fully disclosed all holdings.

7.3	Quarterly Transaction Reports

The Code requires each Access Person to submit to the AMUS Chief Compliance Officer or designee a quarterly transaction report.

The quarterly transaction report must be submitted no later than 30 calendar days after the end of each calendar quarter, which must cover at a minimum, all transactions during the applicable quarter.

The Code may excuse access persons from submitting

(i)	Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;
(ii)	A transaction report with respect to transactions effected pursuant to an automatic investment plan;
(iii)	transaction reports that would duplicate information contained in trade confirmations or account statements that the adviser holds in its records, provided the adviser has received those confirmations or statements no later than 30 days after the end of the applicable calendar quarter.
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8	Outside Business Activities and Private Investments
8.1	Outside Business Activities

An outside business activity (“OBA”), also referred to as “outside activity”, is any position of influence or control held externally other than with HSBC or its subsidiaries. All activity undertaken by AMUS Access Persons related to outside activities is subject to Non-Financial Risk FIM, Regulatory Compliance, B.4 Conflicts of Interest, (including Personal Account Dealing and Outside Activities), Mandatory Procedures and Geography Specific Requirements (“the policy”). The policy is owned by Group Compliance. The policy establishes the minimum standards that must be applied Group-wide, to ensure that a consistent and standardized approach is applied to manage potential and actual conflicts of interest. AMUS Access Persons should refer to the policy for a description of what constitutes an OBA and any potential restrictions. With the exception of those exclusions expressly noted within the policy, an employee may engage in outside activities only if such activities, in the opinion of the employee’s supervisor and the AMUS CCO or designee, do not present an actual or potential conflict of interest and do not have an adverse impact with respect to the employee’s job responsibilities at HSBC.

To ensure compliance with the requirements, Access Persons must follow a formal disclosure and approval process for participation in an OBA. The disclosure (and approval) of all OBAs is facilitated through the ECA platform: https://gfeu-x02.appiancloud.com/suite/sites/eca.

New Outside Business Activities

Employees who wish to seek, accept, or carry out a new OBA are required to disclose all pertinent details of the activity into the system prior to commencing the outside activity and may not begin the activity until they receive written notification that the request was approved by their supervisor and reviewed by Compliance.

Pre-existing Outside Business Activities

Employees who began participating in an OBA prior to joining HSBC must also disclose all pertinent details of the activity into the system for review by Compliance and the employee’s supervisor. Participation in the activity can be continued only after the matter has been reviewed and approved. If a determination is made that continued participation in the activity presents a real or potential conflict of interest, the employee will be contacted by their supervisor and Compliance to determine the appropriate action or actions necessary to either reduce or eliminate the conflict.

All Access Persons under the Code are required to comply with this policy. Please refer to this policy for complete details.

8.2	Private Investments

All activity undertaken by AMUS Access Persons related to private investments is subject to Non-Financial Risk FIM, Regulatory Compliance, B.4 Conflicts of Interest, (including Personal Account Dealing and Outside Activities), Mandatory Procedures and Geography Specific Requirements (“the policy”).

A private investment/private securities transaction (“PI”) includes, but is not limited to:

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a.	general or limited partnership interests/offerings,
b.	hedge funds, private equity funds, or fund of funds,
c.	venture capital investments,
d.	real estate syndicates,
e.	direct investments in private companies, or
f.	securities transactions made outside the regular course or scope of your employment with HSBC, including investments in offerings of securities not registered with the SEC or any other regulatory authority.

An employee may engage in a PI only if such investment, in the opinion of the employee’s supervisor and Compliance, does not present an actual or potential conflict of interest and does not have an adverse impact with respect to the employee’s job responsibilities.

To ensure compliance with these requirements, Access Persons must follow a formal disclosure and approval process for making these types of investments. The disclosure (and approval) of all private investments/securities transactions is facilitated through the relevant Personal Account Dealing System.

New Private Investments/Private Securities Transactions

Employees who wish to engage in a new PI are required to disclose all pertinent details of the activity into the Personal Account Dealing System prior to committing to the investment and may not make the investment until the request is approved by their supervisor and reviewed by the AMUS CCO or designee.

Pre-existing Private Investments/Private Securities Transactions

Employees who engaged in a PI prior to joining HSBC must also disclose all pertinent details of the investment into the Personal Account Dealing System for review by the employee’s supervisor and Compliance. Maintaining the investment is contingent upon the matter being approved by the employee’s supervisor and reviewed by Compliance. If a determination is made that a continuation of the investment presents a real or potential conflict of interest, the employee will be contacted by their supervisor and the AMUS CCO or designee to determine the appropriate action or actions necessary to either reduce or eliminate the conflict.

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9	Gifts, Entertainment and Charitable Giving

All activity undertaken by Group Employees related to Gifts, Entertainment, and Charitable Giving (collectively referred to as “G&E”) is subject to the Group’s Global Anti-Bribery & Corruption (“AB&C”) Policy (“this policy”). This policy is owned by Global Anti-Bribery & Corruption (“AB&C”) Compliance, Financial Crime Compliance (“FCC”). The policy establishes the minimum standards that must be applied Group-wide, to ensure that a consistent and standardized approach is applied to manage potential and actual bribery and corruption risk.

Group Employees are prohibited from engaging in active or passive bribery, and any form of corruption.

All Access Persons under the Code are required to comply with this policy, as set out in the Financial Crime Risk FIM - Global Financial Crime Policy and related guidance manuals and appendices. Please refer to this policy for complete details.

9.1.1.	Standards

All G&E:

●	Must be conducted in a manner that avoids actual or potential conflicts of interest;
●	Must be conducted without intent to bribe or corrupt;
●	Must be reasonable and transparent;
●	Must not be considered lavish or disproportionate to the professional relationship;
●	Must be appropriately documented with business rationale ('Recording'); and
●	Must be authorized at an appropriate level of seniority ('Approval').
9.1.2.	Policy
1.	All G&E given or received must be recorded in the GER2 tool: https://ger.systems.uk.hsbc/Registration.aspx

2.	Pre-approval by your line manager is required if certain thresholds are exceeded (refer to the US ABC Approval Thresholds Chart found on the U.S. AB&C intranet site under Compliance Policies and Procedures)

3.	If pre-approval is not required, the benefit must still be recorded and you have up to 14 days following the benefit to record it in GER2

4.	All G&E offered to US Restricted Persons must be pre-approved regardless of value:
a.	US Restricted Persons:
i.	US Public Official (local, state, federal),
ii.	Credit Rating Agency (Fitch Group/Moody’s/Standard & Poors),
iii.	Labor Union Official,
iv.	Employee Retirement Security Act (ERISA) Entity
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5.	Where travel and accommodations are received from an external party, it must be factored into the G&E and recorded in GER2.
6.	FINRA registered employees, and all Non-Registered Associated Persons, may not provide or receive more than $100 in gifts to or from a single recipient in a calendar year. This includes any single gift of $100 or multiple gifts that add up to $100.
7.	Refer to the Global Financial Crime Policy Standards for additional guidance on:
a.	Prohibited G&E
b.	Low value G&E (exempt)
c.	Out of Scope G&E
d.	Travel & Accommodation
e.	Roadshows
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10	Administration of the Code of Ethics
10.1	Personal Account Dealing Regulatory Compliance

The U.S. Personal Account Dealing Regulatory Compliance (“PAD RC”) team is responsible for monitoring the PAD activity of all U.S. employees who are subject to the Group’s Conflicts of Interest Policy (including Personal Account Dealing Policy and relevant addenda), which includes all Access Persons under this Code. The PAD RC team administers the Personal Account Dealing System, which facilitates the disclosure and supervision of all U.S. employees’ PAD activity, including initial and annual certifications.

10.2	AMUS Regulatory Compliance Reviews

The PAD RC team periodically provides access to reporting of PAD activities of AMUS Access Persons to AMUS RC for their review.

At least quarterly, the AMUS Chief Compliance Officer or his/her delegate(s) will review the securities transactions of all Access Persons for any apparent conflicts of interest or violations of the Code.Initially, and at least annually thereafter, the AMUS Chief Compliance Officer or his/her delegate(s) will review the securities holdings as well as OBA and PI disclosures of each access person for any conflicts of interest or violations of the Code.

10.3	Code of Ethics Acknowledgement

AMUS RC will provide each access person with a copy of the Code and any amendments on an initial and annual basis, and after any amendment to the Code.

Access persons are required to provide AMUS RC with a written acknowledgement of their receipt of the Code and any amendments.

Written acknowledgement must be recorded either electronically or manually by any means the Chief Compliance Officer deems appropriate, and is required to be returned to AMUS RC:

1.	Initially, no later than ten (10) calendar days after becoming an Access Person, and
2.	Annually and after any amendment, by the due date determined by AMUS RC.
10.4	Training

At least annually, AMUS RC will provide each Access Person with annual training on the principals and procedures of, and material updates to the Code.

Access Persons are required to complete the training assigned to them. The training must be completed by the due date determined by AMUS RC.

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10.5	Investment Company Act Reporting

Rule 17j-1 under the Investment Company Act of 1940 requires an investment adviser of a registered investment company to adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in any conduct prohibited by the Code. Rule 17j-1 requires, among other things, that such investment advisers provide periodic reports and certifications to the board concerning the operation of the code and any material violations that occur.

On a quarterly basis, the AMUS Chief Compliance Officer or designee will furnish to the Board of Directors/Trustees of each Fund, or their delegate, a written report that:

1.	With respect to the Fund, describes any issues arising under the Code since the last report to the Board of Directors/Trustees, including but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
2.	Certifies that AMUS has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.
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11	Violations of the Code

Any Access Person who knows of, or has a reasonable belief there is, a violation of applicable laws or of the Code, must report that information to the AMUS Compliance Department immediately. Failure to report a violation of the Code pursuant to this policy may result in disciplinary action, up to and including termination. An Access Person should not conduct preliminary investigations.

Violations of the Code must be immediately reported to the AMUS Chief Compliance Officer or appropriate designee, provided the Chief Compliance Officer also receives reports of all violations. Violations can be reported verbally or in writing.

11.1	Confidentiality

Such reports will be treated confidentially where possible and to the extent permitted by law, and investigated promptly and appropriately. Where normal reporting channels are unavailable or inappropriate in the judgment of the person reporting the concern, such reports may also be submitted anonymously through HSBC Confidential (refer to the HSBC staff site for further details).

Toll Free number: +1 (833) 243 5456

Alternatively, if you wish to raise a concern via e-mail: HSBC Confidential/HBUS/HSBC or hsbc.confidential@us.hsbc.com

11.2	Types of Reporting

Examples include material violations of applicable securities rules and regulations, fraud, or illegal acts involving any aspect of the firm’s business, material misstatements in client records, or reports of any material activity that is harmful to clients.

11.3	Apparent Violations

In addition to actual violations, Access Persons are strongly encouraged to report apparent or suspected violations, or speak to a Compliance Officer if unsure whether a violation has occurred so that the Compliance Department can make the determination.

11.4	Retaliation

Anyone who in good faith raises an issue regarding a possible violation of law, regulation, company policy, or unethical behavior will be protected from retaliation. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code. If you have violated this Code however, making a report or participating in the investigation of the violation will not necessarily protect you from the consequences of your actions.

11.5	Breach Handling

PAD Policy breaches must be reviewed and addressed in accordance with Global “Breach Handling” procedures outlined in the Global Personal Account Dealing Mandatory Procedures and HR FIM Mandatory First Line Procedures.

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Managers should refer to Global guidance on “Managing Personal Conduct Cases (PCC)”, which provides an overview for Line Managers, HR and Risk Stewards on how performance and reward outcomes for PCC cases are determined. This approach may be layered over local disciplinary and conduct processes. The PCC guidance is available on HR Direct.

11.6	Sanctions

Adherence to the Code is mandatory to ensure compliance with applicable laws, regulations, and HSBC Group requirements. Any violation of the Code may result in disciplinary action that a designated person or group (e.g. Chief Compliance Officer, compliance or executive committee, Human Resources) deems appropriate, including but not limited to, warnings, cancellation of trades, disgorgement, suspension of trading privileges, demotion, or termination of licensing or employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

Initial violations may result in a written notification or warning to the employee with increased discipline for subsequent violations. At its discretion, AMUS reserves the right to take immediate action in the event of material violation(s) of the Code, even if there had been no previous sanctions. In the event of cancelled trades, any losses arising from such trades will become the responsibility of the employee. Employees should not profit from cancelled trades and, as such, may be asked to relinquish any gains.

If it is determined that a material violation of this Code has occurred, the Chief Compliance Officer shall advise the CEO and the CEO may impose sanctions as deemed appropriate.

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12	Contact Information
12.1	AMUS Regulatory Compliance (RC)

Please direct questions regarding the applicability of this Code to the AMUS Compliance Team email:

AMUS Compliance amus.compliance@us.hsbc.com , or to one of the compliance officers listed below:

Ian Shaw US Head of WPB RC, AMUS Chief Compliance Officer Phone: 212-525-4107 Email: ian.g.shaw@us.hsbc.com	James P. Seery SVP Compliance Phone: 212-525-2332 Email: james.p.seery@us.hsbc.com
Wayne Kim VP Compliance Phone: 212-525-4704 Email: wayne.kim@us.hsbc.com	Michael Vaccarello VP Compliance Phone: 212-525-2077 Email: michael.d.vaccarello@us.hsbc.com
Rob Alberti VP Compliance Phone: 212-525-3721 Email: roberto.x.alberti@us.hsbc.com
12.2	AMUS Financial Crime Compliance (FCC)
Deborah Chirichello-Rozario SVP FCC Phone: 212-525-8525 Email: deborah.chirichello@us.hsbc.com
12.3	Personal Account Dealing Regulatory Compliance

For assistance with the Personal Account Dealing System and related questions and inquiries, please contact:

For US Employees: My Compliance Office: MCO Queries MCO.Queries@us.hsbc.com For all other countries: MyTrades: myTrades Enquiries mytrades.enquiries@hsbc.com
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13	Revision History
Date	Version	Status	Prepared by	Comments
September 2012	1.1	Initial	Janet Squitieri	● Overarching Policy to Support Code of Ethics and Gifts and Entertainment Policy
September 2012	1.2	Revision	Stephen M. Benham	● Addition to cover contingent workers and AMEU Associated Persons
April 2014	1.3	Addendum	Emily Wong	● Policy Update - Anti Bribery Policy: Gifts, Gratuities & Entertainment ● Compliance Officers - Updated
February 2015	2.0	Revision	Emily Wong Michael Vaccarello

●   New: Relationship to Other Procedures section

●   Defined access persons; beneficial ownership

●   Modified annual and quarterly reporting section

●   Removed ‘broad-based’ ETF as an exempt security

●   Subject all employees to 7 day blackout period; general enhancement

●   Prohibit IPOs; option contracts under 30 days

●   Include outside directors as access persons

●   New: Outside business activities and private investments

●   Trading in HSBC Group Securities

●   Changed Material Non-public Information Policy to Insider Trading Policy

●   Removed AMEU access persons

●   Clarified substituted compliance for non-employee directors

●   Enhanced Gifts/Entertainment policy section; added links to supporting policies

●   Enhanced pre-clearance approval policy

●   Updated appendix and forms

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Date	Version	Status	Prepared by	Comments
February 2016	3.0	Revision	Michael Vaccarello

●   Updated document layout and formatting

●   Added governance sections 1.4 through 1.8

●   Added “Covered Accounts” section

●   Updated “Exempt Accounts”:

o   (NEW) Accounts opened with Treasury Direct;

o   (NEW) Annuities, traditional CDs, checking and savings accounts

o   (NEW) Company sponsored stock purchase plan accounts

o   (NEW) HSBC Spectrum and MPA accounts;

o   (Clarification) 401(k) accounts of former employers

o   (Clarification) Managed Account disclosure

●   (NEW) personal account dealing system Reporting to PAD RC – US Control Room

●   (Removed) Quarterly Certification

●   (NEW) Covered Securities section

●   Enhanced “Exempt Securities”:

o   (NEW) $250,000 threshold for exempt securities transactions

o   (NEW) Foreign Exchange currency transactions

o   (NEW) Precious Metals / commodities

o   (NEW) Treasures / Gov’t Agencies

●   (NEW) Permitted/Prohibited transactions section

●   (NEW) Approved Broker-Dealer requirement

●   Enhancement to Section 4.8 Pre-Clearance procedures

●   Enhancement to Section 5: Administration

●   Revised Gifts & Entertainment section to reflect new FIM Anti-Bribery policies.

●   (NEW) Section 7: Appendix

o   Health Savings Plan

o   VBO Accounts

o   HSBC ShareSave Plan

o   International Accounts

o   MIS Account Verification process

●   Updated Contact Information

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Date	Version	Status	Prepared by	Comments
November 2017	4.0	Final	Michael Vaccarello

●   Code of Ethics/Staff Dealing policies and procedures now follow Global Personal Account Dealing (personal account dealing system) FIM and US Addendum

●   Updated AMUS CCO

●   Updated Section 4.8: Pre-Trade approval valid for T+1

●   Updated Section 3.1: 30 day holding period applies to buying and selling; LIFO basis

●   Added Section 3.8.1: AMUS Global Credit and Credit Research

●   Updated Section 4.6.2: prohibited investments in virtual currencies

●   Updated Section 4.7: Approved broker-dealer list

●   Updated Section 6: Gifts & Entertainment

●   Removed $250,000 threshold on exempt securities pre-clearance

●   Added Section 9: policy receipt acknowledgement

September 2018	5.0	Final	Dee Gibbons

●   Updated Section 4.3.2 and 4.3.3 Initial and Annual Holdings Reports requirements

●   (NEW) Section 4.3.4 Quarterly Transaction Report requirement

●   Updated Section 5.2 to clarify frequency of Compliance reviews

●   (NEW) Section 5.3 Code of Ethics delivery and acknowledgement

●   Updated Section 6 Gifts and Entertainment, references to FIM, US Addendum, and Employee Guidance; 60 days to report G&E on post-event basis.

●   Updated Section 9 Code Acknowledgement Form

October 2018	5.1	Final	Dee Gibbons

●   References to CSS have been changed to Global Personal Account Dealing System (personal account dealing system)

●   Section6: updated G & E policy ownership language

●   Section 6.1: changed the reference of the G&E register not to infer that is a local registry system, its s Global registry.

●   Section 8.2: Updated Deborah Chirichello- Rosario’s title

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Date	Version	Status	Prepared by	Comments
August 2019	6.0	Final	Michael Vaccarello

●   Updated references to overarching procedures, governing documents throughout the Code

●   Section 1: updated introduction, scope, and definitions

●   Section 2: added standards of conduct and conflicts of interest policy statements

●   Section 3: added compliance with securities laws policy statement

●   Section 4: added section on protecting material non-public information

●   Section 5: streamlined definition what reportable & exempt securities; streamlined definition of covered & exempt accounts; Krakow AP prohibited from dealing in reportable securities; updated HSA and HSBC Share Scheme language; updated approved broker-dealer list

●   Section 8: aligned OBA policy language with HR FIM

●   Section 10: expanded violations/sanctions section

●   Section 11: aligned G&E policy language with AB&C FIM

●   Removed Appendix: removed VBO and Screening Undisclosed Account language

●   Section 13: updated Compliance Team information

●   Fixed links; other minor edits

July 2020	7.0	Final	Michael Vaccarello

●   Section 1: updated access person definition

●   Section 5: updated exempt securities; updated exempt accounts - HSBC HSA investment accounts with UMB; updated ‘independent account’ policy with respect to approved broker dealer requirement

●   Section 10: updated administration of compliance reviews and code of ethics acknowledgement

●   Section 11: updated breach handling policy

December 2020	7.1	Final	Michael Vaccarello	● Section 5: remove Krakow AP prohibition on dealing in reportable securities
December 2021	8.0	Final	Michael Vaccarello

●   Updated links and references to overarching FIMs

●   Section 1: minor updates to scope, definitions, governing documents;

●   Section 6: further clarified policy language on cryptocurrency prohibition

●   Section 8: OBAs now recorded in Employee Conduct Activities platform; minor update to policy language

●   Section 10: added Training policy language, minor update to Investment Company Act reporting language

●   Moved revision history and document control information to end of document

February 2022	9.0	Final	Michael Vaccarello

●   Section 5: added Employee Conduct Activities (ECA) platform description, used for outside activity & trade association disclosures

●   Section 6: removed blanket prohibition on dealing cryptocurrencies; added cryptocurrency transaction requirements and restrictions

●   Section 8: replaced references to personal account dealing system with ECA.

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Date	Version	Status	Prepared by	Comments
January 2024	10	Final	Michael Vaccarello

●   Section 5: expanded list of approved broker-dealers and robo-advisers

●   Section 6: personal trading “blackout period” reduced from 7 days before & after to same day.

●   Section 12: updated Compliance Team contact information

●   Replaced references to GPAD with “Personal Account Dealing System” to account for different countries using different platforms.

●   Updated references to global policies & links throughout.

August 2024	10.1	Final	Michael Vaccarello & Brian Delman

●   Section 1.1.2 Access Persons: Added footnote re populations that may also be considered Access Persons of other RIAs who may have access to non-public information regarding mutual funds that AMUS advises. These members will be subject to the AMUS Code of Ethics only.

●   Section 1.3 Definitions: deleted ‘Covered Person’ term to avoid confusion, replaced all references with ‘Access Person’; added ‘Covered Worker’, ‘Concentrated Fund’ and ‘Related Person’ terms to align with US PAD FIM Addendum.

●   Section 6.9.1 – replaced Credit Research prohibition with Access Person-wide fixed income trading prohibition (effective July 1, 2024)

●   Section 10.3 – acknowledgements required after any type of amendment; replaced 45 day deadline with ‘as determined by Compliance’.

●   Removed Section 13 Code Acknowledgement, which is now administered electronically.

January 2025	11	Final	Michael Vaccarello

●   Sections 1 and 5: clarified definitions ‘Reportable Security’ & ‘Exempt Securities’ regarding ETFs and “concentrated” open-end funds.

●   Section 5.6: clarified procedure around disclosure of covered accounts and submitting statements.

●   Section 6: clarified language on prohibited options transactions; removed blanket fixed income trading prohibition.

●   Section 6.4: extended personal trading ‘Blackout Period’ up to 3 days before and after date client order for same security is executed or open/under consideration.

●   Section 6.9: reinstated Global Credit Research Team trading prohibition on FI securities under their areas of coverage.

●   Section 9: expanded policy language around gifts and entertainment.

●   Section 12: updated contact information reflecting Ian Shaw as CCO.

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14	Document Control
Role	Name	E-mail	Telephone
Executive Sponsor	Ian Shaw	Ian.g.shaw@us.hsbc.com	212-525-4107
Owner	AMUS Compliance	AMUS.Compliance@us.hsbc.com
Preparer	Michael Vaccarello	Michael.d.vaccarello@us.hsbc.com	212-525-2077
14.1	Owner’s Organizational Hierarchy
Business Name	Department	Team	Function
HSBC Asset Management USA (“AMUS”)	Asset Management Advisory	AMUS Compliance	Regulatory Compliance
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